Dated December 14, 2010

Between

Wafergen Bio-Systems (M) Sdn Bhd

and

Wafergen Bio-Systems Inc

and

Malaysian Technology Development Corporation
Sdn Bhd

and

Prima Mahawangsa Sdn Bhd

amended and restated
Shareholders’
Agreement
Wafergen Biosystems (M) Sdn Bhd

Contents

Recitals				1

1	Definitions and Interpretations			2
	1.1	Definitions		2
	1.2	Interpretation		4

2.	[Deleted]			5

3.	[Deleted]			5

4.	[Deleted]			5

5.	Undertakings, Warranties and Representations by the Parties			5

6.	Management of the Company			6
	6.1	Board of Directors		6
	6.2	Board Meetings		7
	6.3	Provisions in respect of meetings		7
	6.4	Resolutions		7
	6.5	Circular resolution		7
	6.6	No shareholding requirement		8
	6.7	Management		8
	6.8	Nominees		8

7.	General meetings			8
	7.1	General meetings		8
	7.2	Quorum		8
	7.3	Decisions at meetings of the Shareholders		8
		7.3.1	Ordinary Resolution	8
		7.3.2	Special Resolution	9
	7.4	Shareholder Reserve Matters		9

8.	Business of the Company			9

9	New Issues of Shares			11
	9.1	New Issues by Company		11
	9.2	Offer to Shareholders		11
	9.3	Waiver		11

10.	Transfers, Acquisitions and Disposal of Shares			11
	10.1	Pre-emption Rights		11

11	Put Options			13
	11.1	Investors’ Put Right for shares in the Existing Shareholder		13
	11.2	Investors’ Put Option for Series A RCPS or Conversion Shares		14

12.	Duration and Termination			14

13.	Previous Agreements and Prevalence of Agreement			14

14.	Remedy on an Event of Default			15

15.	Confidentiality			16

16.	Deadlock			16
	16.1	Disputes		16

17.	Further Assurance			16

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18.	Remedies		16

19.	Waiver and Variation		17
	19.1	Rights not affected	17
	19.2	Cumulative rights and remedies	17
	19.3	Variation	17

20.	Severability		17

21.	Continuing Effect		17

22.	Time		17

23.	Legal Relationship		17

24.	Costs and Expenses		17

25.	Assignment; Successors		18
	25.1	Assignment	18
	25.2	Successors and assigns	18

26.	Notices		18

27.	Entire agreement		20

28.	Counterparts		20

29.	Governing Law and Jurisdiction		20

SCHEDULE 1			21
	1.	Subscription Price and par value	21
	2.	Premium	21
	3.	Dividend Provision	21
	4.	Liquidation Preference	21
	5.	Conversion	21
	6.	[Deleted]	23
	7.	Redemption Rights	23
	8.	Voting Rights	23
	9.	Protective Provisions	23
	10.	No Variation	24

SCHEDULE 2			25
	1.	Representations and Warranties by the Investors	25
	2.	Representations and Warranties by the Existing Shareholder and the Company	25

SCHEDULE 3			27
	1.	Subscription Price and par value	27
	2.	Premium	27
	3.	Dividend Provision	27
	4.	Liquidation Preference	27
	5.	Conversion	27
	6.	[Deleted]	29
	7.	Redemption Rights	29
	8.	Voting Rights	29
	9.	Protective Provisions	29
	10.	No Variation	30

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SCHEDULE 4		31
1.	Subscription Price and par value	31
2.	Premium	31
3.	Dividend Provision	31
4.	Liquidation Preference	31
5.	Conversion	31
6.	[Deleted]	32
7.	Redemption Rights	32
8.	Voting Rights	32
9.	Protective Provisions	32
10.	No Variation	33

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This Agreement is made on December 14, 2010  between:

(1)
Wafergen Biosystems (M) Sdn Bhd  (Company No 795066-H), a company incorporated in Malaysia with a registered address at Suite 2-1, 2nd Floor, Menara Penang Garden, 42A, Jalan Sultan Ahmad Shah, 10050 Penang, Malaysia.  (“Company”);

and

(2)	Wafergen Bio-Systems, Inc (WGBS.OB), a Nevada USA incorporated company with a registered address and place of business at 7400 Paseo Padre Parkway, Fremont, CA 94555, USA (“Existing Shareholder”);

and

(3)
Malaysian Technology Development Corporation Sdn Bhd (Company No 235796-U), a company incorporated in Malaysia with a registered address at Level 8, Menara Yayasan Tun Razak, Jalan Bukit Bintang, 55100 Kuala Lumpur (“MTDC);

and

(4)
Prima Mahawangsa Sdn Bhd (Company No. 833152-M), a company incorporated in Malaysia with a registered address at 5th Floor, Bangunan CIMB, Jalan Semantan, Damansara Heights, 50490 Kuala Lumpur (“PMSB”).

(The Company, the Existing Shareholder, MTDC and PMSB are collectively referred to as “Parties” and each as a “Party”).

Recitals

(A)
Pursuant to a Share Subscription and Shareholders’ Agreement dated 8 May 2008 between the Company, the Existing Shareholder and MTDC (“Shareholders’ Agreement”), MTDC agreed to subscribe for 888,888 redeemable convertible preference shares of RM0.01 each in the capital of the Company (“Series A RCPS”) and the Company, the Existing Shareholder and MTDC agreed to regulate the affairs and their relationship in the Company in accordance with the Shareholders’ Agreement.

(B)
The Existing Shareholder, the Company, Prima Mahawangsa Sdn Bhd (“PMSB”) and Expedient Equity Ventures Sdn Bhd (“EEV”) entered into a Share Subscription Agreement (“Subscription Agreement”) and Deed of Adherence (“DA”) both dated 3 April 2009 where PMSB agreed to subscribe for 444,444 Series B Redeemable Convertible Preference Shares (“Series B RCPS”) in the Company and EEV agreed to subscribe for 222,222 Series B RCPS, pursuant to the terms and conditions in the Subscription Agreement and Deed of Adherence.

(C)
The Existing Shareholder, the Company and Kumpulan Modal Perdana Sdn Bhd (“KMP”) entered into a Share Subscription Agreement (“KMP SSA”) and Deed of Adherence (“KMP DA”) both dated 1 July 2009 where KMP agreed to subscribe for 188,057 Series B RCPS pursuant to the terms and conditions in the KMP SSA and KMP DA.

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(D)
The Existing Shareholder, the Company and MTDC have entered into this Agreement simultaneously with a Share Subscription Agreement dated December 2010 (“Series C Subscription Agreement”) where MTDC agreed to subscribe for 3,233,734 Series C Redeemable Convertible Preference Shares (“Series C RCPS”) in the Company with an option to subscribe for a further 1,077,911 Series C RCPS pursuant to the terms and conditions in the Series C Subscription Agreement.

(E)
EEV and KMP have exercised their put option under the relevant put agreements and exchanged the Series B RCPS held with the Existing Shareholder for shares in the Existing Shareholder and as at the date of this Agreement, EEV and KMP have ceased to be Series B RCPS holders in the Company.

(F)
The remaining shareholders, that is the Existing Shareholder, MTDC and PMSB are desirous of undertaking the Business through the Company and agree to regulate their relationship as shareholders of the Company in accordance with the terms and conditions of this Agreement.

(G)	Clause 11 is applicable only to MTDC.

(H)	The current shareholding in the Company is as follows:

Shareholder	Shares	Series A RCPS	Series B RCPS
Existing Shareholder	300,000	-	410,279
MTDC	-	888,888	-
PMSB	-	-	444,444

It is agreed as follows:

1	Definitions and Interpretations

1.1	Definitions

In this Agreement, unless the context otherwise requires:

Act	means the Companies Act 1965;

Articles	means the articles of association of the Company;

Board	means the board of directors of the Company;

Business	means the business of the Company as defined in Clause 8.1;

Conversion Shares
means the Shares resulting from the conversion of the RCPS, such Conversion Shares to rank pari passu in all respects with all other then existing Shares, and “Conversion Share” means one (1) of the Conversion Shares;

Director	means any director of the Company appointed on the Board including, where applicable, any alternate director;

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Encumbrance
means any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention, right of first refusal, pre-emption right, option, preferential right or trust arrangement or other security arrangement or agreement  conferring a right to a priority of payment;

Investors	means MTDC, PMSB and any other person acceding to this Agreement;

IPO	means the listing of the Company on any approved stock exchange;

Parties	means the Existing Shareholder, MTDC, PMSB, and the Company, and “Party” refers to any one (1) of them;

PMSB	means Prima Mahawangsa Sdn Bhd (Company No. 833152-M), a company incorporated in Malaysia with a registered address at 5th Floor, Bangunan CIMB, Jalan Semantan, Damansara Heights , 50490 Kuala Lumpur;

Public Authorities
includes:

(a)      any government in any jurisdiction, whether federal, state, provisional, territorial or local;

(b)      any minister, department, officer, commission, delegate, instrumentality, agency, board, authority or organisation of any government or in which any government is interested;

(c)      any non-government regulatory authority; or

(d)      any provider of public utility services, whether or not government owned or controlled;

Put Agreement	means the Put Agreement dated 28 May 2008 entered into by MTDC with the Existing Shareholder;

RCPS	means Series A RCPS, Series B RCPS and/or Series C RCPS;

RM	means the lawful currency of Malaysia;

Series A Director	means the director as defined in Clause 6.1(a);

Series B Director	means the director as defined in Clause 6.1(c);

Series C Director	means the director as defined in Clause 6.1(a);

Series A RCPS	means Series A Redeemable Convertible Preference Shares of the Company with principal terms as set out in Schedule 1;

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Series B RCPS	means Series B Redeemable Convertible Preference Shares of the Company with principal terms as set out in Schedule 3;

Series C RCPS	means Series C Redeemable Convertible Preference Shares of the Company with principal terms as set out in Schedule 4;

Shareholders	means the shareholders of the Company from time to time;

Shares	means ordinary shares of RM1.00 each in the share capital of the Company, and “Share” refers to any one (1) of them;

Subscription Price
means the Ringgit Malaysia equivalent to the subscription price paid in USD for the RCPS calculated at the prevailing exchange rate on the date  payment of the Subscription Price is effected, paid by the respective Investors for each RCPS, out of which RM0.01 is to be paid towards the par value of each RCPS and the difference between the Subscription Price and the par value of RM0.01 (constituting the subscription premium) is to be credited to the share premium account of the Company;

USD	means the lawful currency of United States of America; and

Warranties	means the representations and warranties made by the Investors, the Existing Shareholder and the Company, as set out in Schedule 2.

1.2	Interpretation

In this Agreement, unless the context otherwise requires:
(a)	headings and underlining are for convenience only and do not affect the interpretation of this Agreement;

(b)	words importing the singular include the plural and vice versa;

(c)	words importing a gender include any gender;

(d)
an expression importing a natural person includes any corporation or other body corporate, partnership, association, governmental agency, two or more persons having a joint or common interest, or any other legal or commercial entity or undertaking;

(e)	a reference to a party to a document includes that party's successors and permitted assigns;

(f)	any part of speech or grammatical form of a word or phrase defined in this Agreement has a corresponding meaning; and

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(g)	a warranty, representation, covenant or agreement on the part of two or more persons binds them jointly and severally.

2.	[Deleted]

3.	[Deleted]

4.	[Deleted]

4A.	Effective Date

Notwithstanding that this Agreement is executed simultaneously with the Series C Subscription Agreement, the Parties agree that this Agreement shall only take effect on the Initial Closing Date (as defined in the Series C Subscription Agreement).

5.	Undertakings, Warranties and Representations by the Parties

5.1
Subject to any exceptions expressly and specifically disclosed in any correspondence, communication, document or information in writing prior to the execution of this Agreement, the Parties warrant to each other that the information and statements set out in the Warranties are true, accurate and correct in all respects at the date of this Agreement.

5.2	The Parties acknowledge and agree that each of them entered into this Agreement and the subscription by the Investors for the RCPS is in reliance on the Warranties.

5.3	Each of the Warranties is separate and is to be construed independently of the others and is not limited by reference to any of the other Warranties.

Save as disclosed to the Investors in any correspondence, communication, document or information in writing prior to the execution of this Agreement, no information relating to the RCPS or the Company will limit the nature of the Warranties given by the Company under this Agreement, or will prejudice any claim to be made by the Investors against the Company for any breach of the Warranties.

Each of the Party will indemnify and will keep the other Parties indemnified against all losses, damages, costs and expenses which the other Parties may incur or be liable for in respect of any claim, demand, liability, action, proceedings or suits arising out of or in connection with:

(a)	a breach of a Warranty;

(b)	any Warranty not being true and correct in all respects; or

(c)	any Warranty being misleading in any respect,

save and except where any of the matters set out in paragraphs 5.1 to 5.3 above shall have been apparent in any correspondence, communication, document or information in writing and  disclosed or provided to the Investors prior to the execution of this Agreement.

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6.	Management of the Company

6.1	Board of Directors

The Board shall comprise 8 directors of which:

(a)
MTDC shall have the right to appoint two (2) directors comprising one Series A Director and 1 Series C Director. MTDC shall procure that (if relevant), the Series A Director and Series C Director shall, prior to his appointment as a director of the Company, provide a confidentiality and non-competition undertaking to the Company;

(b)	the Existing Shareholder shall have the right to appoint five (5) directors and such right shall include the appointment of the Chief Executive Officer; and

(c)
PMSB shall have the right to appoint one (1) director (“Series B Director”) and PMSB shall procure that (if relevant), the Series B Director shall, prior to his appointment as a director of the Company, provide a confidentiality and non-competition undertaking to the Company.

MTDC shall have the right to nominate an alternate to the Series A Director and Series C Director and the Existing Shareholder shall have the right to nominate an alternate director to such directors appointed under paragraph 6.1(b). PMSB shall have the right to nominate an alternate to the Series B Director.

MTDC and the Existing Shareholder will jointly appoint an independent director to the Board with the requirement that the independent director has relevant international industry experience in the Business and if such independent director is appointed, the Existing Shareholder may only then appoint 4 directors.

The right of appointment of the Series A Director and Series C Director shall include the right for MTDC to remove such persons at any time from such office and also the right to determine from time to time the period which such persons shall hold office as the Series A Director and Series C Director.  Upon MTDC ceasing to be a shareholder in the Company, MTDC shall simultaneously procure the resignation of the Series A Director and Series C Director . The Series A Director and Series C Director may not be removed by the Existing Shareholder or any other party except when MTDC ceases to be a shareholder in the Company.  Any appointment or removal of the Series A Director and/or  Series C Director by MTDC shall be made in writing and shall be delivered to the registered office of the Company.

The right of appointment of the Series B Director shall include the right for PMSB to remove such person at any time from such office and also the right to determine from time to time the period which such person shall hold office as the Series B Director.  Upon PMSB ceasing to be a shareholder in the Company, PMSB shall simultaneously procure the resignation of the Series B Director. The Series B Director may not be removed by the Existing Shareholder or any other party except when PMSB ceases to be a shareholder in the Company.  Any appointment or removal of the Series B Director by PMSB shall be made in writing and shall be delivered to the registered office of the Company.

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6.2	Board Meetings

The quorum at all meetings shall be at least four (4) Directors and must include one (1) Series A Director (or his alternate) or Series C Director (or his alternate) and one (1) Series B Director (or his alternate). If a quorum is not present within forty-five (45) minutes after the time appointed for the commencement of a meeting of the Board, that meeting shall be adjourned to the same time, seven (7) days after that meeting at the same place, provided that at such adjourned meeting (for the same agenda), the quorum shall be any three (3) Directors and must include one (1) Series A Director (or his alternate) or one (1) Series C Director ( or his alternate).

The Directors may meet together either in person or by telephone, radio, video conference or similar communication equipment or any other form of audio or audio-visual instantaneous communication by which all persons participating in the meeting are able to hear and be heard by all other participants and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

The Company’s Articles shall be amended to provide that a quorum of the Board must include at least one (1) Series A Director or one (1) Series C Director, including at any adjourned meeting.

6.3	Provisions in respect of meetings

Any Director may at any time request for a meeting to be convened, subject to the Board meeting at least once quarterly, unless otherwise agreed to by a vote of a majority of Directors including at least one vote from a Series A Director or  Series C Director and at least one (1) vote from a Series B Director. The request for a meeting must be made in writing and delivered to the company secretary of the Company.

Upon receiving the request, the company secretary is to issue a notice, giving at least seven (7) days’ prior written notice to all Directors and their alternates. The notice shall set out the date, time, venue and the agenda or matters to be discussed for the Board meeting.  Such notice shall not be required if all Directors are present or represented at the meeting or if the absent Directors agree in writing to waive the requirement of such notice.

6.4	Resolutions

So long as a quorum is present throughout the meeting of the Board in accordance with clause 6.2, all resolutions or decisions of the Board are to be by a simple majority of all the Directors present and capable of voting at the meeting of the Board.

6.5	Circular resolution

A written resolution or minute of a decision made by the Board which is signed by all the Directors is regarded as valid and effectual as if it had been passed at a duly convened Board meeting. Any such written resolution or minute may consist of several documents (or facsimiles thereof) in like form or in one or more counterparts, each signed by one or more of the Directors, and all counterparts taken together constitute one document.

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6.6	No shareholding requirement

The Directors need not be shareholders of the Company and are not liable to retire by rotation until removed/replaced by the Party nominating them.

6.7	Management

The operations of the Company will be managed by the Board, but the day to day administration or management of the Company may be vested in a management committee (“Management Committee”) appointed by the Board from time to time who shall at all times be responsible and subject to the control of the Board. The Management Committee may comprise members of the Board.

6.8	Nominees

The parties acknowledge that as the Series A Director and Series C Director are  nominees of MTDC and that the Series B Director is a nominee of PMSB, the Series A Director, Series C and the Series B Director shall be entitled to report all matters concerning the Company, including but not limited to matters discussed at any meeting of the Board, to MTDC and PMSB and their shareholders respectively and that the Series A Director and Series C Director may take advice and obtain instructions from MTDC whereas the Series B Director may take advice and obtain instructions from PMSB.

The Company agrees to indemnify and keep the Series A Director, Series C Director and Series B Director indemnified, subject to section 140 of the Act.

7.	General meetings

7.1	General meetings

Annual general meetings and extraordinary general meetings are to be held in accordance with the provisions of the Act.

7.2	Quorum

The quorum for all general meetings is two (2) persons being present throughout the meeting, consisting of the holders of the Shares or their respective proxy, attorney or authorised representative.

7.3	Decisions at meetings of the Shareholders

7.3.1	Ordinary Resolution

So long as a quorum is present throughout the meeting of the holders of the Shares in accordance with clause 7.2, subject to clause 7.4, a simple majority vote of those present and voting suffices to pass an ordinary resolution.

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7.3.2	Special Resolution

The approval of the holders of the Shares by way of special resolution (as defined in the Act) is required for matters which require a special resolution to be passed as specified in the Act.

7.4	Shareholder Reserve Matters

The resolutions in relation to the following matters require approval from all holders of Shares present and voting at a general meeting or by circular resolution (signed by all the holders of the Shares):

(a)	any amendment to the Memorandum and Articles of Association of the Company;

(b)	the appointment or removal of any Director or senior management of the Company other than the Investors’ nominated directors; and

(c)	the declaration of dividends by the Company.

8.	Business of the Company

8.1
The core business of the Company, unless otherwise agreed in writing by the Investors, shall be developing, manufacturing, and distributing state of the art solutions for Gene Analysis (Gene Expression, and Genotyping) and stem cell research and cell biology (“Business”).  The Company will not engage in any other business which detracts from, or is not complementary to, the Business.

8.2	The Business is to be carried out in accordance with all applicable laws and requirements.

8.3
The Shareholders shall use its reasonable endeavours without being required to incur any further financial obligation (other than as expressly set out in this Agreement) to promote the interests of the Company. The Business is to be conducted in the Shareholders’ and the Company’s best interests on sound commercial profit-making principles so as to generate the maximum achievable maintainable profits available for distribution, and otherwise in accordance with the general principles as varied from time to time by agreement in writing between the Parties.

8.4	The Company shall not, and the Existing Shareholder shall ensure that the Company shall not, without the prior written consent of the Investors or as expressly stated in this Agreement:

(a)	cease to conduct or carry on its Business substantially as now conducted and/or acquire or dispose of or dilute any interest in any other business, company, partnership or sole proprietorship; and

(b)
purchase, sell, mortgage or charge any substantial asset, or property or any material interest in those assets or property or sell or dispose of the whole or a substantial part of the undertaking and goodwill or the assets of the Company.

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8.5	The Existing Shareholder and/or the Company shall ensure that:

(a)	the Company shall at all times carry on and conduct its business in a proper and efficient manner;

(b)	each employee and consultant of the Company enters into a confidential information and inventions agreement (in a form acceptable to the Investors) with the Company;

(c)	the Company shall submit to the Investors without being formally requested:

(i)	an annual budget and operating plan no later than sixty (60) days prior to the commencement of each fiscal year;

(ii)	an annual business plan;

(iii)	audited financial statements on an interim and annual basis; and

(iv)	monthly reports, including financial reports, bank statements and technical reports.

The obligation of the Company to furnish the information set out in paragraph 8.5(c) will cease when the Company completes its IPO or becomes subject to the reporting provisions of any applicable stock exchange requirements or all of the Investors cease to be a shareholder in the Company.

(d)	at all times keep true accurate and up to date books and records of all the affairs of the Company;

(e)
supply to the Investors such information relating to the Company as it may require and without prejudice to the foregoing shall keep the Investors fully and promptly informed as to all material developments regarding the Company’s financial and business affairs and promptly notify the Investors of any significant litigation or arbitration affecting or likely to affect the Company and of any bona fide offer to purchase or subscribe any share capital of the Company;

(f)
at all times be adequately insured in respect of the assets of the company which are of an insurable nature and obtain life insurance for the core management team of the Company, the proceeds of which are payable to the Company; and

(g)
upon the Company’s receipt of reasonable notice, the Investors may have access during normal business hours to relevant non-confidential information and/or non-competitive information requested by the Investors including the right to visit the Company’s business premises and inspect the Company’s record books.

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9	New Issues of Shares

9.1	New Issues by Company

The Shareholders agree that any new Shares and/or RCPS issued by the Company must be with the prior approval of the Shareholders (“Offered Shares”) and the Offered Shares shall be first offered to each of the Shareholders in proportion to each of their shareholding in the Company at the time of the proposed new issue other than:

(i)	for the initial issuance of the Series A RCPS to MTDC and Series B RCPS to PMSB, EEV and KMP;

(ii)	the issuance of the Series C RCPS pursuant to the Series C Subscription Agreement;

(iii)	the Conversion Shares, where applicable;

(iv)	Shares issued pursuant to employee share option plans approved by a majority of the Board;

(v)	Shares issued for merger or acquisition transactions; or

(vi)	any issuance excepted from the right of first refusal by a majority of the Board.

(vii)
any issue of new Shares to the Existing Shareholder for consideration in cash or in kind of up to 1,000,000 Shares, in addition to the initial share capital of RM300,000 contributed by the Existing Shareholder and for the avoidance of doubt, any such consideration in kind may comprise capitalization of the value (or part of the value) of intellectual property or other rights granted or undertakings pursuant to the product licensing agreement between the Existing Shareholder and the Company based on the valuation of USD10,000,000 agreed by the parties.

9.2	Offer to Shareholders

An offer of the Offered Shares shall be made by notice specifying the number of new Shares and/or RCPS offered, the subscription price and limiting a period (not being less than thirty (30) days) within which the offer, if not accepted, will be deemed to be declined. Upon the expiration of such period the Board shall offer the Offered Shares so declined to the other Shareholders who have notified their willingness to take all or any of such Offered Shares in accordance with the terms of the offer and in case of competition, pro rata (as nearly as possible) according to the number of Shares and RCPS held by the other Shareholders.

9.3	Waiver

The Existing Shareholder and PMSB irrevocably confirm their waiver of all rights of pre-emption whatsoever that they may have in connection with the issue and conversion of the Series C RCPS to MTDC pursuant to the terms of this Agreement and the Series C Subscription Agreement.

10.	Transfers, Acquisitions and Disposal of Shares

10.1	Pre-emption Rights

10.1.1
The rights of the Shareholders to sell, transfer, assign, pledge, charge, encumber or otherwise dispose of their shareholding in the Company (or any part thereof) shall be subject to the restrictions and provisions set out below:

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(a)
In the event any Shareholder desires to dispose of all or any portion of their shareholding in the Company pursuant to a bona-fide third party offer for the shares (“Transferor”), the Transferor shall first afford the other Shareholders (“the Transferees”) a right of first refusal with regard to those shares (“the Relevant Shares”) in proportion to such Transferee’s shareholding in the Company. In this regard, the Transferor shall give the Transferees written notice (hereinafter called a “Transfer Notice”) of the Transferor’s intention to dispose of the Relevant Shares, which notice shall include the proposed transferee, the number of shares to be transferred, the price per share, and the terms of payment.

(b)
Upon receipt of the Transfer Notice, the Transferees shall have the option, but not the obligation, to purchase the Relevant Shares at either (i) the same terms and conditions price for the Relevant Shares as set forth in the Transfer Notice, or (ii) to request that the Shareholders appoint an independent firm (at the cost and expense of the Transferor) to determine the sale price per Relevant Share in accordance with the shareholders funds or the net tangible assets (whichever is lower) of the Company as at the date of the Transfer Notice (“the Prescribed Price”).

(c)
In the event the Transferees determine to accept the terms contained in the Transfer Notice or upon the determination of and purchase of the Relevant Shares at the Prescribed Price, the Relevant Shares shall promptly be offered by the Transferor by notice in writing to the Transferees (and if there is more than one Transferee, to each Transferee in proportion to such Transferee’s shareholding in the Company) for purchase. Such offer shall be open for acceptance at any time within the Prescribed Period. The Prescribed Period shall commence on the date that:

(i)	the Transferees notify the Transferor of their acceptance of the offer to purchase the Relevant Shares on the terms contained in the Transfer Notice; or

(ii)	the Prescribed Price is determined;

and will expire sixty (60) days thereafter, after either (i) or (ii) as applicable. The Transferee(s) so accepting the offer shall hereinafter be called the “Purchaser(s)”.

(d)
If there is more than one (1) Purchaser, each Purchaser shall have the right to purchase the Relevant Shares pro rata in accordance with the ratio that his shareholding bears to the aggregate shareholdings of all the Purchasers provided that the said Purchaser must purchase all the Relevant Shares offered to him. Upon acceptance of such offer by the Purchasers within the Prescribed Period, the Transferor shall be bound to sell the Relevant Shares to the Purchasers as set forth above. The sale and purchase of the Relevant Shares shall be completed in accordance with the provisions herein.

(e)
If the offer of the Relevant Shares shall not be accepted by the Transferees, then the Transferor shall be at liberty to transfer or dispose of the Relevant Shares within a period of three (3) months from the expiry of the Prescribed Period to the person identified in the Transfer Notice and in accordance with the terms thereof, subject to Clause 10.1.2 below.

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(f)
Any transfer, disposal or sale of shares contemplated by this Clause 10.1.1 shall be subject to the approval(s) of the Public Authorities should such approval be required in law or in practice. Completion and payment of the Prescribed Price shall take place not less than three (3) days nor more than ten (10) Business Days after the date of the receipt of such approval(s) of the Public Authorities.

(g)
Any transfer, disposal or sale of shares contemplated by Clause 10.1.1(e) to a third party purchaser shall be further subject to such third party purchaser entering into a deed or other suitable documentation agreeing to be bound by all the terms of this Agreement.

(h)
Notwithstanding anything contained herein, the restrictions on transfer of shares contained in this Clause 10 shall not apply in the case where the entire shareholdings or part thereof is to be transferred by MTDC to any of its holding company, subsidiaries or associated companies or any such transfer undertaken by MTDC pursuant to any internal restructuring scheme of MTDC and the consents of the other shareholders of the Company are deemed to be given for such transfer of shares by MTDC pursuant to this Clause.

(i)	The procedures and pre-emption rights under this Clause 10 may be waived in writing by the Shareholders.

10.1.2
Pursuant to Clause 10.1.1(e), if the Existing Shareholder wishes to sell its shares to a third party, the Existing Shareholder shall ensure that the Investors be entitled (but not obliged) to sell any part of its holding of Shares to the third party on no less favourable terms and conditions as are applicable to the Existing Shareholder.  Upon any exercise by the Investors of this entitlement within thirty (30) days from the date of notice by the Existing Shareholder of such entitlement of the Investors, the Existing Shareholder shall not transfer or sell any of its shares to the third party unless the relevant shares of Investors are so purchased by the third party.

10.1.3
All third parties who acquire shares in the Company under this Clause 10shall enter into a deed of ratification and accession under which the third party shall agree to be bound by the obligations, and shall be entitled to the benefit, of this Agreement.

11	Put Options

11.1	Investors’ Put Right for shares in the Existing Shareholder

The Existing Shareholder has granted to MTDC an option to sell all the Series A RCPS held by MTDC to the Existing Shareholder upon the terms and conditions of the Put Agreement entered into between the Existing Shareholder and MTDC.

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11.2	Investors’ Put Option for Series A RCPS or Conversion Shares

MTDC shall have the option to require the Existing Shareholder to purchase all (but not less than all) of the Conversion Shares or Series A RCPS held by MTDC, upon thirty (30) days’ notice in writing to the Existing Shareholder. The price payable for each Conversion Share shall be calculated based on the formula for the issue price per Conversion Share set out in paragraph 5 of Schedule 1 of this Agreement whereas the price payable for each Series A RCPS is USD2.25, such price compounded at the rate of 8% per annum with yearly rests, up to the date of exercise of the option, and at the discretion of MTDC, may be satisfied by either cash or the issuance of shares in the Existing Shareholder. The option shall be exercisable as follows:

(a)
any time after the Initial Closing of the Series A Subscription Agreement for as long as MTDC is the holder of Series A RCPS in the Company, in the event there is a material breach or default by the Company or the Existing Shareholder in any of their representations, warranties, undertakings, covenants and obligations under this Agreement which has not been remedied after thirty (30) days written notice of such material breach or default; or

(b)	any time between 1 January 2011 and 31 December 2011 and subject to the following:

(i)	the share price of the Existing Shareholder’s shares is below USD2.25; or

(ii)	due to any breach or default attributable to the Existing Shareholder, the Investor is unable to exercise its rights under the Put Agreement.

This clause applies only to any Conversion Shares resulting from the conversion of the Series A RCPS.

12.	Duration and Termination

Subject to the provisions of this Clause 12, this Agreement shall take effect without limit in point of time.  If the Investors or the Existing Shareholder sells or transfers all of its shares in the Company or if the Investors redeems or exchanges all the RCPS to the shares in the Existing Shareholder, in accordance with the provisions of this Agreement or the Articles (to the extent not inconsistent with this Agreement) or the Put Agreement respectively, it shall be released from all of its rights and obligations under this Agreement and cease to be a party to this Agreement, and all obligations of that Party and all entitlements and requirements relating to that Party under this Agreement will cease.  If following any such sale, transfer, redemption or exchange, two (2) or more parties continue to be bound by this Agreement, this Agreement shall continue in full force and effect as between those parties.

13.	Previous Agreements and Prevalence of Agreement

13.1
This Agreement constitutes the entire agreement between the Parties with respect of the matters dealt with here and the Parties hereby mutually agree and confirm that the Shareholders’ Agreement, DA and KMP DA shall be terminated with effect from the date of this Agreement and be superseded by this Agreement.

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13.2
This Agreement and the documents referred to in its provisions are in substitution for all previous agreements between all or any of the Parties and contain the whole agreement between the Parties relating to the subject matter of this Agreement.

13.3
If, during the continuance of this Agreement, there is any conflict between this Agreement and the Articles, the provisions of this Agreement shall prevail between the Parties.  In the event of such conflict arising, the Parties shall procure and take all necessary steps including effecting such alteration to the Articles as may be necessary to resolve such conflict.

14.	Remedy on an Event of Default

14.1	Each of the following will be regarded as an Event of Default:

(a)
any of the Shareholders committing a breach of its obligations under this Agreement and, in the case of a breach capable of remedy, failing to remedy the same within twenty one (21) days of being specifically required in writing so to do by the other Shareholder; or

(b)	any distress, execution, sequestration or other process being levied or enforced upon or sued out against the property of any of the Shareholders which is not discharged within ten (10) days; or

(c)	any encumbrancer taking possession of or a receiver or trustee being appointed over the whole or any part of the undertaking, property or assets of any of the Shareholders; or

(d)
the making of an order or the passing of a resolution for the winding up of any of the Shareholders, otherwise than for the purpose of a reconstruction or amalgamation without insolvency or previously approved by the other Shareholder (such approval not to be unreasonably withheld).

14.2	In the event of an Event of Default taking place,

(a)	the non-defaulting Shareholder shall be entitled to terminate this Agreement; or

(b)	the deadlock provisions referred to in clause 16 shall apply,

without prejudice to any rights or remedies the non-defaulting Shareholder may have against the defaulting Shareholder for any antecedent breach.

14.3
Notwithstanding any provision in this Agreement to the contrary, this Agreement shall remain in full force and effect for so long as shall be necessary to fulfil and give effect to the arrangements and undertakings contained in this Agreement.

14.4
Termination of this Agreement for any cause in accordance with the provisions of this Agreement shall not release any Shareholder from any liability which at the time of termination has already accrued to the other or which thereafter may accrue in respect of any act or omission prior to such termination or which has accrued in consequence of this clause.

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15.	Confidentiality

Parties shall:

(a)	ensure the confidentiality of this Agreement and the transactions contemplated in this Agreement;

(b)	not disclose any provision of this Agreement except:

(i)	where required by law or any relevant governmental regulatory body or competent authority;

(ii)	to any financier or professional adviser acting for the party; or

(iii)	the information is public knowledge otherwise than as a consequence of breach of this Clause.

The Existing Shareholder and the Company are permitted to disclose the names of the Parties or make reference to the Parties contributions to the Company. For purposes deemed necessary for the furtherance of the Business, the confidentiality obligation in this Agreement does not cover the names of the Parties and their respective interests in the Company.

This restriction continues to apply after the expiration or sooner termination of this Agreement without limit in point of time but ceases to apply to information or knowledge which may properly come into the public domain through no fault of the Party so restricted.

16.	Deadlock

16.1	Disputes

If the Shareholders or their respective representatives are unable to reach agreement in relation to any reserved matter provided for in Clause 7.4 or there is an Event of Default pursuant to Clause 14 or otherwise in relation to any matter of material importance to the future conduct of the Business, the meeting at which such resolution is tabled shall be adjourned for 30 days (or such other number of days as the Parties may agree) during which the Parties, through Alnoor Shivji and the Chief Executive Officer of MTDC, shall mutually discuss in order to resolve the deadlock. Alnoor Shivji and the Chief Executive Officer of MTDC shall endeavour to resolve any disagreement in the best interest of the Company as a whole.

17.	Further Assurance

Each party shall execute and do all such documents and things as are necessary to carry this Agreement into effect or to give full effect to this Agreement.

18.	Remedies

If a Party does not comply with its obligations under this Agreement, the other Party is entitled to the remedy of specific performance and injunctive relief (as may be applicable), and monetary compensation by itself is not an adequate remedy.

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19.	Waiver and Variation

19.1	Rights not affected

The rights which each Party has under this Agreement shall not be prejudiced or restricted by any delay in exercising or failure to exercise any right or remedy under this Agreement.  Unless otherwise agreed in writing, no waiver by any Party in respect of a breach shall operate as a waiver in respect of any subsequent breach.

19.2	Cumulative rights and remedies

The rights and remedies provided in this Agreement are in addition to, and do not exclude or limit, any rights or remedies provided by law.

19.3	Variation

This Agreement shall not be varied unless the variation is expressly agreed in writing by each Party.

20.	Severability

If any provision of this Agreement is void or unenforceable, by operation of law or by any reason whatsoever, it shall be regarded as deleted from this Agreement, and the remaining provisions shall continue to apply.

21.	Continuing Effect

Notwithstanding the completion of the transaction contemplated in this Agreement, the provisions of this Agreement shall continue to survive or subsist so long as may be necessary for the purpose of giving effect to each of them.

22.	Time

Time wherever mentioned in this Agreement shall be of the essence of this Agreement.

23.	Legal Relationship

Nothing in this Agreement shall create, or be regarded as creating, a partnership or the relationship of employer and employee between the Parties. Neither Party has any authority to bind the other in any way.

24.	Costs and Expenses

Each Party shall bear its own costs (including legal fees) and expenses in respect of the preparation and execution of this Agreement.

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25.	Assignment; Successors

25.1	Assignment

Parties shall not assign or otherwise deal with its respective rights or benefits under this Agreement without the prior written consent of the other Parties.

25.2	Successors and assigns

This Agreement shall be binding upon the Parties and their respective successors, permitted assigns and personal representatives.

26.	Notices

Without affecting any other effective mode of service, any notice given under this Agreement:

(a)	must be in writing and may be delivered personally or sent by registered post to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

For the Investors:
MTDC
Level 8-9, Menara Yayasan Tun Razak,
Jalan Bukit Bintang,
55100 Kuala Lumpur
Attn: Norhalim Bin Yunus , Chief Executive Officer
Tel: 03-2172 6000
Fax: 03-2163 7542

PMSB
5th Floor, Bangunan CIMB,
Jalan Semantan, Damansara Heights,
50490 Kuala Lumpur
Attn: Darawati Hussain
Tel: +603 2084 8888
Fax: +603 2093 9688
or
c/o
Trupartners Sdn Bhd
M-2-1, Block M,
Plaza Damas,

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60 Jalan Sri Hartamas 1,
54080 Kuala Lumpur
Attn: Norazharuddin Abu Talib
Tel: +603 6203 3030
Fax: +603 6203 3131

For the Existing Shareholder:
Wafergen Bio-Systems Inc
7400 Paseo Padre Parkway
Fremont, CA 94555, USA
Attn: Alnoor Shivji
Tel: +1 (510) 468-0546
Fax: +1 (510) 651-4599

For the Company:
Wafergen Biosystems (M) Sdn Bhd
Suite B.3(2), Ground Floor
KHTP Business Centre
KHTP, 09000 Kulim
Kedah Darul Aman, Malaysia
Tel: +6019 312 4751
Fax: +604 402 3305
Attn: Nazri Said

(b)	must be signed; and

(c)	will be taken to be duly given or made:

(i)	(in the case of delivery in person) when delivered, received or left at the above address; and

(ii)
(in the case of delivery by registered post) 48 hours after posting, and in proving service it shall only be necessary to prove that the communication was contained in an envelop which was duly addressed and posted in accordance with this Clause, but if delivery, receipt or service occurs, or will be taken to occur, on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 p.m. (local time) it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in the place.

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27.	Entire agreement

This Agreement is the entire agreement between the Parties in respect of its subject matter and supersedes all previous agreements with respect to its subject matter.

28.	Counterparts

This Agreement may be executed in any number of counterparts, and all counterparts taken together constitute one and the same instrument.

29.	Governing Law and Jurisdiction

This Agreement is governed by the laws of Malaysia, and each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Malaysia.

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SCHEDULE 1

Principal Terms of the Series A RCPS

1.	Subscription Price and par value

The subscription price for each Series A RCPS shall be Ringgit Malaysia equivalent to USD2.25 calculated at the prevailing exchange rate on the on the date payment of the Subscription Price is effected .  Each Series A RCPS shall have a par value of RM0.01.

2.	Premium

Each Series A RCPS shall be issued at a premium being the difference between the Subscription Price and the par value of RM0.01.

3.	Dividend Provision

There is no specific dividend rate attached to the Series A RCPS and the Company is not obliged to declare and pay any dividend while the Investors are holding the Series A RCPS.

4.	Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A RCPS will be entitled to receive only in preference to the holders of Shares, and not the Series B RCPS (which rank pari passu for the purposes of this provision), the relevant Subscription Price paid for the Series A RCPS plus all accrued but unpaid dividends and dividends in arrears, if any.

5.	Conversion

Each holder of the Series A RCPS will have the right, at the option of the holder at any time, to convert all or part of the Series A RCPS into such number of Shares as may be determined in accordance with the following formula:

A	represents the aggregate original investment amount in USD (comprising the subscription moneys paid to the Company for subscription for RCPS) of the holder in the Company

B
represents the aggregate original investment amount in USD (comprising the subscription moneys paid to the Company for subscription for RCPS) of all other holders (past and present) of RCPS in the Company

Page | 21

The conversion is to be effected by and subject to the redemption of the Series A RCPS from funds legally available for distribution at the redemption price of USD2.25 per Series A RCPS and the issuance of such number of new Shares to the holder with the issue price based on the following formula:

Issue price per Share	=	A
N

and applying the redemption monies towards such issue price.

PROVIDED THAT

(i)	where N includes any fractions, N is to be rounded downwards to the nearest whole number

(ii)	where the number of new Shares to be issued includes any fractions, such number of new Shares is to be rounded downwards to the nearest whole number

(iii)	where the issue price includes any fractions of sen, the issue price is to be rounded downwards to the nearest sen

For the purposes of this provision:

(a)	the amount in USD of the investment amount is based on the value in USD of the subscription moneys as at the respective date(s) of the relevant subscription(s).

(b)	for the avoidance of doubt, where any RCPS has been held by more than one holder, such RCPS and investment amount in relation to the RCPS, is to be counted only once.

To effect the above conversion, a conversion notice shall be sent by the holder(s) of the Series A RCPS to the Company not less than thirty (30) days before the intended date of conversion.  Such notice shall be in writing and shall fix the date and the time for the conversion.

The Company may from time to time consult with, and make proposals to, the holder(s) of Series A RCPS in relation to the exercise of the holder(s)’ entitlement to convert the Series A RCPS.

Completion of the conversion of the Series A RCPS into Conversion Shares shall be effected at the registered office of the Company unless agreed otherwise by the holder(s) of the Series A RCPS and the Company.  On the date fixed for conversion, the holder(s) of the Series A RCPS shall deliver to the Company the share certificate(s) for the relevant Series A RCPS in exchange for share certificates in relation to the relevant amount of Conversion Shares resulting from the conversion of those Series A RCPS.  If any share certificate so delivered to the Company relates to any Series A RCPS which are not to be converted on that day, a fresh share certificate for those Series A RCPS shall be immediately issued by the Company to such holder(s).

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6.	[Deleted]

7.	Redemption Rights

The holders of the Series A RCPS may at any time after 31 December 2011, subject to the completion of the PMSB Subsequent Closing or EEV Subsequent Closing (where relevant), by giving a thirty (30) day notice of redemption in such form as may be acceptable to the Company (“Notice of Redemption”), redeem any or all Series A RCPS registered in the name of the holder of the Series A RCPS. The RCPS will be redeemable from funds legally available for distribution at the redemption price (“Redemption Price”) which comprises a par value of RM0.01 with redemption premium equivalent to the difference between (i) the aggregate of the Subscription Price and such price multiplied at the rate of 20% per annum prorated by day, up to the date of the redemption based on a 365-days year (and without any compounding or addition to the principal Subscription Price) and (ii) the par value of RM0.01 per Series A RCPS plus all accrued but unpaid dividends and dividends in arrears, if any.

All redemption of the Series A RCPS shall be effected at the registered office of the Company unless agreed otherwise by the holder(s) of the Series A RCPS and the Company.  On the date fixed for redemption, the holder(s) of the Series A RCPS shall deliver to the Company the share certificate(s) for the relevant Series A RCPS in exchange for payment in cash (by way of bank draft or any other manner acceptable to the holder(s)) by the Company of the aggregate Redemption Price for the time being payable for those Series A RCPS.  If any share certificate so delivered to the Company relates to any Series A RCPS which are not to be redeemed on that day, a fresh share certificate for those Series A RCPS shall be issued by the Company to such holder(s).

No Series A RCPS redeemed by the Company shall be capable of reissue.

8.	Voting Rights

The holder of the Series A RCPS will be entitled to the voting rights as referred to in Section 148(2) of the Act.

9.	Protective Provisions

Without the approval of the holders of at least a majority of the Series A RCPS, the Company will not take any action, whether by merger, consolidation or otherwise, that:

(a)	effects a sale, lease, license or other disposition of all or substantially all of the Company’s assets, property or business or undertakings in excess of RM250,000.00,

(b)
effects or enters into any agreement regarding any transaction, or series of transactions, which results in the holders of the Series A RCPS prior to the transaction owning less than 50% of the voting power of the Company’s Series A RCPS after the transaction(s),

(c)	alters or changes the rights, preferences or privileges of the Series A RCPS,

(d)	increases or decreases the number of authorized Series A RCPS,

Page | 23

(e)	authorises the issuance of securities having a preference over or on a parity with the Series A RCPS,

(f)	changes the number of directors,

(g)	amends, modifies or repeals the Memorandum of Association and/or Articles of the Company in a manner which adversely affects the holders of the Series A RCPS,

(h)
effects any recapitalization or reorganization, or any voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or any dissolution, liquidation, or winding up of the Company,

(i)	declares or pays dividends on or makes any distributions with respect to any share capital of the Company.

For purposes of these protective provisions, any reference to the Company will be deemed to include any subsidiary of the Company.

10.	No Variation

The rights attached to the Series A RCPS shall not be varied, modified or deleted unless in accordance with paragraph 9 above.

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SCHEDULE 2

Representations and Warranties

1.	Representations and Warranties by the Investors

The Investors warrant to the Company as follows.

1.1	Capacity and Authority

The Investors are duly incorporated and validly exist under the laws of Malaysia and has the power to own its assets and carry on its business as now being conducted.

1.2	Power to execute this Agreement

(a)
The Investors have the right, power and authority, and have taken or will take all action necessary, to validly execute, deliver and exercise its right, and perform its obligations under this Agreement;

(b)
Other than those set out in this Agreement, no other consent, approval, authorization or other order of any court, regulatory body, administrative agency or other order of any other governmental body is required for the execution and delivery by the Investors of this Agreement or the performance by the Investors of the transactions contemplated under this Agreement;

(c)	This Agreement is a valid and binding obligation of the Investors and is enforceable against the Investors in accordance with its terms;

(d)
The execution, delivery and performance of this Agreement will not violate any judgment, order or decree to which the Investors are subject and will not be inconsistent with any constitutional documents or contracts to which the Investors are a party to or otherwise binding on the Investors; and

(e)
There is no action, proceeding, claim or investigation pending against the Investors before any court or administrative authority, which, if determined against the Investors, may reasonably be expected to have a material adverse effect on the Investors’ ability to perform the obligations hereunder.

2.	Representations and Warranties by the Existing Shareholder and the Company

The Existing Shareholder and the Company warrant to the Investors as follows.

2.1	Capacity and Authority

The Company is duly incorporated and validly exists under the laws of Malaysia and has the power to own its assets and carry on the Business.

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2.2	Power to execute this Agreement

(a)
The Existing Shareholder and Company have the right, power and authority, and has taken or will take all action necessary, to validly execute, deliver and exercise its right, and perform its obligations under this Agreement;

(b)
Other than those set out in this Agreement, no other consent, approval, authorization or other order of any court, regulatory body, administrative agency or other order of any other governmental body is required for the execution and delivery by the Existing Shareholder and the Company of this Agreement or the performance by the Existing Shareholder and the Company of the transactions contemplated under this Agreement;

(c)
This Agreement is a valid and binding obligation of the Existing Shareholder and the Company and after fulfillment of the conditions precedent is enforceable against the Existing Shareholder and the Company in accordance with its terms;

(d)
The execution, delivery and performance of this Agreement will not violate any judgment, order or decree to which the Existing Shareholder and the Company is subject and save as otherwise disclosed, will not be inconsistent with any constitutional documents or contracts to which the Existing Shareholder and/or the Company is a party to or otherwise binding on the Existing Shareholder and/or the Company; and

(e)
There is no action, proceeding, claim or investigation pending against the Existing Shareholder and/or the Company before any court or administrative authority, which, if determined against the Existing Shareholder and/or the Company, may reasonably be expected to have a material adverse effect on the Existing Shareholder and the Company’s ability to perform the obligations hereunder.

 [The remainder of this page is intentionally left blank]

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SCHEDULE 3

Principal Terms of the Series B RCPS

1.	Subscription Price and par value

The subscription price for each Series B RCPS shall be Ringgit Malaysia equivalent to USD2.25 calculated at the prevailing exchange rate on the on the date payment of the Subscription Price is effected.  Each Series B RCPS shall have a par value of RM0.01.

2.	Premium

Each Series B RCPS shall be issued at a premium being the difference between the Subscription Price and the par value of RM0.01.

3.	Dividend Provision

There is no specific dividend rate attached to the Series B RCPS and the Company is not obliged to declare and pay any dividend while the Investors are holding the Series B RCPS.

4.	Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series B RCPS will be entitled to receive only in preference to the holders of Shares, and not the Series A RCPS (which rank pari passu for the purposes of this provision), the relevant Subscription Price paid for the Series B RCPS (subject to adjustments for share dividends, splits, combinations and similar events plus accrued dividends (other than any special dividends), if any.

5.	Conversion

Each holder of the Series B RCPS will have the right, at the option of the holder at any time, to convert all or part of the Series B RCPS into such number of Shares as may be determined in accordance with the following formula:

A	represents the aggregate original investment amount in USD (comprising the subscription moneys paid to the Company for subscription for RCPS) of the holder in the Company

B
represents the aggregate original investment amount in USD (comprising the subscription moneys paid to the Company for subscription for RCPS) of all other holders (past and present) of RCPS in the Company

Page | 27

The conversion is to be effected by and subject to the redemption of the Series B RCPS from funds legally available for distribution at the redemption price of USD2.25 per Series B RCPS and the issuance of such number of new Shares to the holder with the issue price based on the following formula:

Issue price per Share	=	A
N

and applying the redemption monies towards such issue price.

PROVIDED THAT

(i)	where N includes any fractions, N is to be rounded downwards to the nearest whole number

(ii)	where the number of new Shares to be issued includes any fractions, such number of new Shares is to be rounded downwards to the nearest whole number

(iii)	where the issue price includes any fractions of sen, the issue price is to be rounded downwards to the nearest sen

For the purposes of this provision:

(a)	the amount in USD of the investment amount is based on the value in USD of the subscription moneys as at the respective date(s) of the relevant subscription(s).

(b)	for the avoidance of doubt, where any RCPS has been held by more than one holder, such RCPS and investment amount in relation to the RCPS, is to be counted only once.

To effect the above conversion, a conversion notice shall be sent by the holder(s) of the Series B RCPS to the Company not less than thirty (30) days before the intended date of conversion.  Such notice shall be in writing and shall fix the date and the time for the conversion.

The Company may from time to time consult with, and make proposals to, the holder(s) of Series B RCPS in relation to the exercise of the holder(s)’ entitlement to convert the Series B RCPS.

Completion of the conversion of the Series B RCPS into Conversion Shares shall be effected at the registered office of the Company unless agreed otherwise by the holder(s) of the Series B RCPS and the Company.  On the date fixed for conversion, the holder(s) of the Series B RCPS shall deliver to the Company the share certificate(s) for the relevant Series B RCPS in exchange for share certificates in relation to the relevant amount of Conversion Shares resulting from the conversion of those Series B RCPS.  If any share certificate so delivered to the Company relates to any Series B RCPS which are not to be converted on that day, a fresh share certificate for those Series B RCPS shall be immediately issued by the Company to such holder(s).

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6.	[Deleted]

7.	Redemption Rights

The holders of the Series B RCPS may at any time after 31 December 2011, subject to the completion of the PMSB Subsequent Closing or EEV Subsequent Closing (where relevant), by giving a thirty (30) day notice of redemption in such form as may be acceptable to the Company (“Notice of Redemption”), redeem any or all Series B RCPS registered in the name of the holder of the Series B RCPS. The RCPS will be redeemable from funds legally available for distribution at the redemption price (“Redemption Price”) which comprises a par value of RM0.01 with redemption premium equivalent to the difference between (i) the aggregate of the Subscription Price and such price multiplied at the rate of 20% per annum prorated by day, up to the date of the redemption based on a 365-days year (and without any compounding or addition to the principal Subscription Price) and (ii) the par value of RM0.01 per Series B RCPS plus all accrued but unpaid dividends and dividends in arrears, if any.

All redemption of the Series B RCPS shall be effected at the registered office of the Company unless agreed otherwise by the holder(s) of the Series B RCPS and the Company.  On the date fixed for redemption, the holder(s) of the Series B RCPS shall deliver to the Company the share certificate(s) for the relevant Series B RCPS in exchange for payment in cash (by way of bank draft or any other manner acceptable to the holder(s)) by the Company of the aggregate Redemption Price for the time being payable for those Series B RCPS.  If any share certificate so delivered to the Company relates to any Series B RCPS which are not to be redeemed on that day, a fresh share certificate for those Series B RCPS shall be issued by the Company to such holder(s).

No Series B RCPS redeemed by the Company shall be capable of reissue.

8.	Voting Rights

The holder of the Series B RCPS will be entitled to the voting rights as referred to in Section 148(2) of the Act.

9.	Protective Provisions

Without the approval of the holders of at least a majority of the Series B RCPS, the Company will not take any action, whether by merger, consolidation or otherwise, that:

(a)	effects a sale, lease, license or other disposition of all or substantially all of the Company’s assets, property or business or undertakings in excess of RM250,000.00,

(b)
effects or enters into any agreement regarding any transaction, or series of transactions, which results in the holders of the Series B RCPS prior to the transaction owning less than 50% of the voting power of the Company’s Series B RCPS after the transaction(s),

(c)	alters or changes the rights, preferences or privileges of the Series B RCPS,

(d)	increases or decreases the number of authorized Series B RCPS,

Page | 29

(e)	authorises the issuance of securities having a preference over or on a parity with the Series B RCPS,

(f)	changes the number of directors,

(g)	amends, modifies or repeals the Memorandum of Association and/or Articles of the Company in a manner which adversely affects the holders of the Series B RCPS,

(h)
effects any recapitalization or reorganization, or any voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or any dissolution, liquidation, or winding up of the Company,

(i)	declares or pays dividends on or makes any distributions with respect to any share capital of the Company.

For purposes of these protective provisions, any reference to the Company will be deemed to include any subsidiary of the Company.

10.	No Variation

The rights attached to the Series B RCPS shall not be varied, modified or deleted unless in accordance with paragraph 9 above.

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SCHEDULE 4

Principal Terms of the Series C RCPS

1.	Subscription Price and par value

The subscription price for each Series C RCPS at the Initial Closing shall be Ringgit Malaysia equivalent to USD1.5462 calculated at the prevailing exchange rate on the date of payment of the Initial Subscription Price is effected. The subscription price for each Series C RCPS at the Subsequent Closing shall be Ringgit Malaysia equivalent to USD2.3193 calculated at the prevailing exchange rate on the date of payment of the Subsequent Subscription Price is effected. Each Series C RCPS shall have a par value of RM0.01.

2.	Premium

Each Series C RCPS shall be issued at a premium being the difference between the Initial Subscription Price or Subsequent Subscription Price (as the case may be) and the par value of RM0.01.

3.	Dividend Provision

There is no specific dividend rate attached to the Series C RCPS and the Company is not obliged to declare and pay any dividend while the Investor is holding the Series C RCPS.

4.	Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series C RCPS will be entitled to receive only in preference to the holders of Shares, and not the Series A RCPS and Series B RCPS (which rank pari passu for the purposes of this provision), the relevant Initial Subscription Price and Subsequent Subscription Price (as the case may be) paid for the Series C RCPS plus all accrued but unpaid dividends and dividends in arrears, if any.

5.	Conversion

Each holder of the Series C RCPS will have the right, at the option of the holder at any time, to convert all or part of the Series C RCPS into such number of Shares at a conversion ratio of one hundred-to-one (100 Series C RCPS : 1 Share).

The conversion is to be effected by way of consolidating the par value of every one hundred Series C RCPS of RM0.01 each, into the total par value of RM1.00 of each Share.

To effect the above conversion, a conversion notice shall be sent by the holder(s) of the Series C RCPS to the Company not less than thirty (30) days before the intended date of conversion.  Such notice shall be in writing and shall fix the date and the time for the conversion.

The Company may from time to time consult with, and make proposals to, the holder(s) of Series C RCPS in relation to the exercise of the holder(s)’ entitlement to convert the Series C RCPS.

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Completion of the conversion of the Series C RCPS into Conversion Shares shall be effected at the registered office of the Company unless agreed otherwise by the holder(s) of the Series C RCPS and the Company.  On the date fixed for conversion, the holder(s) of the Series C RCPS shall deliver to the Company the share certificate(s) for the relevant Series C RCPS in exchange for share certificates in relation to the relevant amount of Conversion Shares resulting from the conversion of those Series C RCPS.  If any share certificate so delivered to the Company relates to any Series C RCPS which are not to be converted on that day, a fresh share certificate for those Series C RCPS shall be immediately issued by the Company to such holder(s).

6.	[Deleted]

7.	Redemption Rights

7.1
The Company may redeem any or all Series C RCPS registered in the name of the holder of the Series C RCPS at any time if the Company is prohibited from granting a loan to the Existing Shareholder using the proceeds from the issuance of the Series C RCPS due to legal or regulatory restrictions in Malaysia, by giving a Notice of Redemption. The Series C RCPS will be redeemable from funds legally available for distribution at the redemption price (“Redemption Price”) which comprises a par value of RM0.01 with redemption premium equivalent to the difference between (i) the aggregate of the Initial Subscription Price or Subsequent Subscription Price (as the case may be) and such price multiplied at the rate of 5% per annum prorated by day, up to the date of the redemption based on a 365-days year (and without any compounding or addition to the principal Initial Subscription Price or Subsequent Subscription Price (as the case may be)) and (ii) the par value of RM0.01 per Series C RCPS plus all accrued but unpaid dividends and dividends in arrears, if any

7.2
All redemption of the Series C RCPS shall be effected at the registered office of the Company unless agreed otherwise by the holder(s) of the Series C RCPS and the Company.  On the date fixed for redemption, the holder(s) of the Series C RCPS shall deliver to the Company the share certificate(s) for the relevant Series C RCPS in exchange for payment in cash (by way of bank draft or any other manner acceptable to the holder(s)) by the Company of the aggregate Redemption Price for the time being payable for those Series C RCPS.  If any share certificate so delivered to the Company relates to any Series C RCPS which are not to be redeemed on that day, a fresh share certificate for those Series C RCPS shall be issued by the Company to such holder(s).

No Series C RCPS redeemed by the Company shall be capable of reissue.

8.	Voting Rights

The holder of the Series C RCCPS will be entitled to the voting rights as referred to in Section 148(2) of the Act.

9.	Protective Provisions

Without the approval of the holder of the Series C RCPS, the Company will not take any action, whether by merger, consolidation or otherwise, that:

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(a)	effects a sale, lease, license or other disposition of all or substantially all of the Company’s assets, property or business or undertakings in excess of RM250,000.00,

(b)
effects or enters into any agreement regarding any transaction, or series of transactions, which results in the holders of the Series C RCPS prior to the transaction owning less than 50% of the voting power of the Company’s Series C RCPS after the transaction(s),

(c)	alters or changes the rights, preferences or privileges of the Series C RCPS,

(d)	increases or decreases the number of authorized Series C RCPS,

(e)	authorises the issuance of securities having a preference over or on a parity with the Series C RCPS,

(f)	changes the number of directors,

(g)	amends, modifies or repeals the Memorandum of Association and/or Articles of the Company in a manner which adversely affects the holders of the Series C RCPS,

(h)
effects any recapitalization or reorganization, or any voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or any dissolution, liquidation, or winding up of the Company,

(i)	declares or pays dividends on or makes any distributions with respect to any share capital of the Company.

For purposes of these protective provisions, any reference to the Company will be deemed to include any subsidiary of the Company.

10.	No Variation

The rights attached to the Series C RCPS shall not be varied, modified or deleted unless in accordance with paragraph 9 above.

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Execution

Executed as an Agreement.

Signed for and on behalf of WaferGen Bio-systems, Inc (WGBS.OB) in the presence of:

Witness	Signatory
Name:	Name:
NRIC No:	Designation:
NRIC No:

Signed for and on behalf of Malaysian Technology Development Corporation Sdn Bhd (Company No 235796-U) in the presence of:

Witness	Signatory
Name:	Name:
NRIC No:	Designation:
NRIC No:

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Signed for and on behalf of Prima Mahawangsa Sdn Bhd (Company No 833152-M) in the presence of:

Witness	Signatory
Name:	Name:
NRIC No:	Designation:
NRIC No:

Signed for and on behalf of Wafergen Biosystems (M) Sdn Bhd (formerly known as Global Dupleks Sdn Bhd) (Company No 795066-H) in the presence of:

Witness	Signatory
Name:	Name:
NRIC No:	Designation:
NRIC No:

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